UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2026

OnKure Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40315	47-2309515
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6707 Winchester Circle, #400

Boulder, Colorado 80301

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (720) 307-2892

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	OKUR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On March 27, 2026, OnKure Therapeutics, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional accredited investors (the “Investors”), pursuant to which the Company agreed to issue and sell to the Investors in a private placement (i) 26,713,636 shares (the “Shares”) of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), at a purchase price of $4.15 per Share, and (ii) pre-funded warrants (the “Pre-Funded Warrants” and together with the Shares, the “Securities”) to purchase 9,430,959 shares of Common Stock (the “Warrant Shares”), at a purchase price of $4.1499 per underlying Warrant Share (the “Private Placement”).

The Private Placement is expected to close on March 31, 2026 (the “Closing Date”), subject to the satisfaction of customary closing conditions. The aggregate gross proceeds from the Private Placement are expected to be approximately $150.0 million, before deducting placement agent fees and offering expenses. The Company intends to use the net proceeds from the Private Placement to fund the preclinical and clinical development of its next-generation PI3Kα pan-mutant-selective inhibitor candidates in breast cancer and vascular anomalies, as well as for working capital and general corporate purposes.

Leerink Partners LLC is acting as lead placement agent and Evercore Group L.L.C., LifeSci Capital LLC and Oppenheimer & Co. Inc. are serving as co-placement agents for the Private Placement.

The Purchase Agreement contains customary representations, warranties, covenants and agreements by the Company, indemnification obligations of the Company and the Investors, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and other obligations of the parties. The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement and the placement agents expressly named as third-party beneficiaries therein, and may be subject to limitations agreed upon by the contracting parties.

Pursuant to the Purchase Agreement, the Company’s executive officers and directors entered into letter agreements pursuant to which they agreed not to sell or transfer any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, until the later of 180 days after the Closing Date and the effective date of the Registration Statement (as defined below), subject to certain customary exceptions. In addition, subject to certain customary exceptions, until the later of 180 days after the Closing Date and the effective date of the Registration Statement, the Company has agreed not to (without the prior written consent of AI Biotechnology LLC, the Lead Investor under the Purchase Agreement) issue any shares of Common Stock or Common Stock equivalents, effect a reverse stock split, recapitalization, share consolidation, reclassification or similar transaction affecting the outstanding Common Stock, or file with the Securities and Exchange Commission (the “SEC”) a registration statement relating to any shares of Common Stock or Common Stock equivalents, except pursuant to the Registration Rights Agreement (as defined below).

The Purchase Agreement also provides AI Biotechnology LLC, the Lead Investor, with the right to designate a nominee to serve as a director on the Company’s board of directors (the “Board”), subject to the Lead Investor continuing to own at least 50% of the Securities purchased by the Lead Investor at the closing of the Private Placement.

The Pre-Funded Warrants will be exercisable immediately at an exercise price of $0.0001 per Warrant Share and will not expire until exercised in full. The holders of Pre-Funded Warrants may not exercise a Pre-Funded Warrant if the holder, together with its attribution parties, would beneficially own more than a specified percentage of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. The holders of Pre-Funded Warrants may increase or decrease such percentages not in excess of 19.99% by providing at least 61 days’ prior notice to the Company.

The foregoing descriptions of the Purchase Agreement and the form of Pre-Funded Warrant do not purport to be complete and are qualified in their entirety by reference to the full text of the form of Purchase Agreement and the form of Pre-Funded Warrant filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Registration Rights Agreement

In connection with the Private Placement, the Company and the Investors also entered into a Registration Rights Agreement, dated March 27, 2026 (the “Registration Rights Agreement”), providing for the registration for resale of the Shares and the Warrant Shares, pursuant to a registration statement (the “Registration Statement”) to be filed with the SEC within 30 days after the Closing Date. The Company has agreed to use reasonable best efforts to have the Registration Statement declared effective at the earliest possible date but no later than the earlier of (i) the 90th calendar day after the date of the Registration Rights Agreement, (ii) the 120th calendar day following the initial filing date of such Registration Statement if the SEC notifies the Company that it will “review” the Registration Statement and (iii) the 5th business day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be “reviewed” or will not be subject to further review. The Company also agreed to keep the Registration Statement continuously effective until the earlier of such date (i) that all Shares and Warrant Shares covered by the Registration Statement have been sold or (ii) on which the Shares and Warrant Shares may be resold by the Investors without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect. The Registration Rights Agreement includes customary provisions regarding payment of fees and expenses, indemnification and payment of liquidated damages in certain circumstances if the Company fails to meet specified filing or effectiveness deadlines or if the Registration Statement is otherwise unavailable for resales.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Registration Rights Agreement filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 above regarding the Private Placement are incorporated in this Item 3.02.

The Securities described above have not been registered under the Securities Act in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act. Each of the Investors has provided representations appropriate for a private placement of securities. The sale of the Securities in the Private Placement did not involve a public offering and was made without general solicitation or general advertising.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2026, in connection with the Private Placement, the Board elected Dr. Liam Ratcliffe as a Class I director of the Company, effective and contingent on the closing of the Private Placement. Dr. Ratcliffe was elected to the Board pursuant to the director designation right granted to the Lead Investor pursuant to the Purchase Agreement.

Dr. Ratcliffe has no familial relationships with any executive officer or director of the Company. Dr. Ratcliffe is affiliated with the Lead Investor.

The Company is not aware of any transaction involving Dr. Ratcliffe which would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act, other than as set forth in this Current Report on Form 8-K.

Dr. Ratcliffe will receive the standard compensation available to the Company’s non-employee directors, as set forth in the Company’s Outside Director Compensation Policy, which is attached as Exhibit 10.18 to the Company’s Annual Report on Form 10-K, filed with the SEC on March 12, 2026. Dr. Ratcliffe will also enter into the Company’s standard form of indemnification agreement in connection with his election to the Board, the form of which is attached as Exhibit 10.22 to the Company’s Current Report on Form 8-K, originally filed with the SEC on October 8, 2024.

Item 8.01	Other Events.

On March 27, 2026, the Company provided certain updates set forth below.

Next-Generation PI3Kα Pan-Mutant Programs

The Company’s portfolio includes two next-generation PI3Kα pan-mutant programs, OKI-345 in breast cancer and OKI-355 in vascular anomalies. These candidates are designed to selectively inhibit mutant PI3Kα while sparing wildtype PI3Kα, potentially enabling a wider therapeutic index and avoidance of class-limiting toxicities. High and sustained target coverage across all hotspot PI3Kα mutations can support the potential for deep and durable responses, both as monotherapy and in combination regimens. The pan-mutant candidates are designed to have minimal drug-drug interaction potential, supporting broad combinability with current standards of care. The Company plans to submit an Investigational New Drug (“IND”) application to the U.S. Food and Drug Administration for each of OKI-345 and OKI-355 in the first half of 2027.

PIKture-01 Trial and OKI-219 Update

The PIKture-01 trial is a global, multi-center, dose-escalation, first-in-human Phase 1a/1b study evaluating the safety, tolerability, pharmacokinetics, pharmacodynamics, and efficacy of OKI-219 as monotherapy and in combination with other anti-cancer drugs for the treatment of HR+ and HER2+ advanced breast cancer. As of March 26, 2026, the PIKture-01 trial has completed enrollment in single-agent OKI-219 dose escalation (n=38) and OKI-219 + fulvestrant dose escalation (n=33). Phase 2 dose evaluation in the OKI-219 + tucatinib and trastuzumab triplet and the OKI-219 + ribociclib and fulvestrant triplets will be completed in 2026. Given the progress of the Company’s PI3Kα pan-mutant inhibitors, the Company is not planning to pursue further clinical development of OKI-219 independently at this time. The Company intends to present mature data from PIKture-01 by the end of the year.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

4.1	Form of Pre-Funded Warrant

10.1	Form of Securities Purchase Agreement

10.2	Form of Registration Rights Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

Statements in this current report on Form 8-K that are not strictly historical in nature are forward-looking statements. These statements include but are not limited to statements regarding the expected completion of the Private Placement, the expected gross proceeds from the Private Placement, the anticipated uses of proceeds therefrom, the expected addition of Dr. Ratcliffe to the Board at the closing of the Private Placement, the timing of the Company’s IND applications for OKI-345 and OKI-355, the Company’s plans regarding OKI-219, the timing of the Phase 2 dose evaluation from the PIKture-01 trial, and the timing of the Company’s presentation of mature data from the PIKture-01 trial. These statements reflect the Company’s view regarding current expectations and projections about future events and conditions, are based on currently available information, and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including, among others, the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the Private Placement, the Company’s ability to advance product candidates through preclinical and clinical development; the outcome of preclinical testing and early clinical trials for the Company’s product candidates, and potential delays or difficulties in processing and reporting clinical data. For a discussion of these and other factors, please refer to Risk Factors identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as well as the Company’s subsequent filings with the SEC. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONKURE THERAPEUTICS, INC.

Date: March 30, 2026	By:	/s/ Jason Leverone
Name: Jason Leverone
Title: Chief Financial Officer